Exhibit 99.1

Ondas Networks to Launch Operations in China

Presence in China supports global expansion of the IEEE 802.16s standard to the Asian market

SUNNYVALE, Calif. – December 10, 2018 – Ondas Holdings Inc. (OTC: ONDS) and its subsidiary, Ondas Networks Inc. (“Ondas Networks”), a leading supplier of private licensed wireless data networks for mission-critical industrial markets, announced today that it has completed its previously disclosed process of establishing a subsidiary in China to support the global expansion of the IEEE 802.16s standard for mission critical applications to new markets throughout Asia.

The Company established the new domestic company in China for its office in the Chengdu High Tech District in China’s Sichuan Province, where it will qualify as a high-growth technology enterprise. With a domestic subsidiary and local office in China, Ondas Networks will position itself for future strategic partnerships with local companies to further market its technology to Asian companies seeking secure and reliable mission critical IoT (MC-IoT) connectivity. In China, Ondas Networks will develop connectivity solutions that are customized to the local requirements of critical infrastructure providers across Asia.

Ondas Networks’ business activities in China and the greater Asian market will be led by Philip Chu, Vice President, Asia. Mr. Chu brings more than 25 years of experience and has supported the launch of communication networks for companies such as China Telecom and China Mobile. He has been responsible for establishing and managing ongoing pilot programs for Ondas Networks in China since early 2018.

“By establishing operations in China, Ondas Networks will become a local resource for critical infrastructure providers seeking new connectivity solutions for mission-critical business operations,” said Eric Brock, Chief Executive Officer of Ondas Networks. “At the local level, we’re able to more effectively highlight the benefits that the IEEE 802.16s standard provides to this market. Under Mr. Chu’s management, we look forward to taking this first step to propel the IEEE 802.16s standard forward for mission critical users in Asia, as we look to expand globally.”

“I am excited to formally establish Ondas Networks within China and the Asian markets as a domestic, high-growth technology company,” said Mr. Chu. “As a domestic Chinese entity, we will be able to establish partnerships with companies that prefer to work with local providers. The increasing push for the Internet of Things (IoT) within industrial and mission-critical sectors reveals a new demand for solutions such as Ondas’ FullMAX, and by placing our company and expertise within this market, we will have a better opportunity to connect with local companies and share our solution.”

About Ondas Holdings Inc.

Ondas Holdings Inc., through its wholly owned subsidiary, Ondas Networks Inc., is a leading supplier of private licensed wireless data networks for mission-critical industrial markets that designs and manufactures its multi-patented, Software Defined Radio (SDR) platform for Mission Critical IoT (MC-IoT) applications. Ondas Networks’ customer end markets include utilities, oil and gas, transportation and government whose demands span a wide range of mission-critical applications that require secure communications over large and diverse geographical areas, many of which are within challenging radio frequency environments. Customers use our SDR technology to deploy their own private licensed broadband wireless networks. The Company also offers mission-critical entities the option of a managed network service. Ondas Networks’ SDR technology supports IEEE 802.16s, the new worldwide standard for private licensed wide area industrial networks. For additional information, visit www.ondas.com.

Forward Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve substantial uncertainties and risks and are based upon our current expectations, estimates and projections and reflect our beliefs and assumptions based upon information available to us at the date of this release. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including, the risks discussed under the heading “RISK FACTORS” in our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2018, as amended on October 22, 2018 and in our other filings with the Securities and Exchange Commission. Forward-looking statements by their nature involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Ondas Networks to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

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Media Contact

Kate Caruso-Sharpe

kate.caruso-sharpe@ondas.com

888.350.9994 Ext. 22